EXHIBIT A
FORM OF SHAREHOLDER SUPPORT AGREEMENT
The undersigned shareholder of First Trust Corporation (“FTC”), in consideration of the benefits to be derived by FTC, its shareholders and the undersigned shareholder pursuant to an Agreement and Plan of Share Exchange and Merger dated ______________, 2021 (the “Agreement”) by and between FTC, BancPlus Corporation (“Corporation”), First Bank & Trust (“FBT”), and BankPlus (“BankPlus”) (the defined terms in which are used herein as defined therein) and the expenses to be incurred by Corporation and BankPlus in connection therewith, hereby agrees with Corporation as follows:
1.    Such shareholder, acting solely in such shareholder’s capacity as such, agrees and undertakes to vote or cause to be voted all shares of FTC Common Stock as to which such shareholder has voting power at any meeting or meetings (including any and all adjournments thereof) before which the Agreement or any similar agreement may come for consideration by FTC shareholders, in favor of the approval of the Agreement and the Share Exchange and against any similar agreement, unless (i) Corporation or BankPlus is then in breach or default in any material respect with respect to any covenant, representation or warranty as to them contained in the Agreement to an extent that would permit FTC and FBT to terminate the Agreement pursuant to Section 8.1(d) of the Agreement or (ii) the Board of Directors of FTC determines in accordance with Sections 6.3 and 6.10 of this Agreement to announce a FTC Adverse Recommendation Change. Such shareholder further agrees not to transfer any of the shares of FTC Common Stock over which such shareholder has dispositive power or grant any proxy thereto (except any such proxy approved by Corporation) until the earlier of the Effective Time or the date that the Agreement has been terminated pursuant to its provisions, except (i) for transfers by operation of law, and (ii) for transfers in connection with which the transferee shall agree in writing with Corporation to be bound by this Shareholder Support Agreement as fully as the undersigned. In the case of any transfer by operation of law, the provisions of this Shareholder Support Agreement are intended to be binding upon and to inure to the benefit of such transferee, and such transferee shall be bound thereby.
2.    The provisions of this Shareholder Support Agreement shall be enforceable through an action by Corporation for damages at law or a suit for specific performance or other appropriate extraordinary relief, the signatory shareholder acknowledging that remedies at law for breach or default under this Shareholder Support Agreement are inadequate.
All provisions hereof shall survive the Effective Time of the Share Exchange.
This Shareholder Support Agreement is executed by the undersigned on September __, 2021.
Signature of Shareholder

{JX489484.11}
PD.35183901.7